EXHIBIT 10.17

WHEREVER CONFIDENTIAL INFORMATION IS OMITTED HEREIN (SUCH DELETIONS ARE DENOTED BY AN ASTERISK), SUCH CONFIDENTIAL INFORMATION HAS BEEN SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

JANUARY 2006 SECURITY AGREEMENT

This January 2006 Security Agreement (A1/06 SA@) is made as of January 19, 2006 (the AEffective Date@), by and between Nevada Gold & Casinos, Inc., a Nevada corporation (ANGC@) (as Maker), and its wholly-owned subsidiary, Black Hawk Gold, Ltd., a Colorado corporation (ABHG@) (as Guarantor), both with their principal places of business at 3040 Post Oak Blvd., Suite 675, Houston, Texas, 77056-6588; and of * [name changed to the defined term “Lender” throughout this Agreement*].

I. Recitals

A.    To induce Lender to loan to NGC under a credit facility dated June 29, 2004, and amended on January 19, 2006 (collectively referred to as the ACredit Facility@), and under any Promissory Notes executed pursuant to the Credit Facility, up to a maximum aggregate principal amount of $55 million, NGC and BHG have agreed to grant a security interest in and to pledge certain collateral described below as security for the repayment of the loans and for performance of all of the terms and conditions of the Credit Facility and Notes executed under it. The parties agree that this 1/06 SA is intended to completely modify the preexisting Amended and Restated Security Agreement dated June 29, 2004, as of the effective date of this 1/06 SA.

B.    BHG is a wholly-owned subsidiary of NGC. BHG, by and through the action of its board of directors, determined in 2004 that it could reasonably expect to benefit, directly or indirectly, from granting a lien upon the collateral described below in order to secure the loans made by Lender to NGC pursuant to the Credit Facility, and BHG reconfirms that determination in this 1/06 SA. BHG acknowledges that it is a Debtor and Guarantor of the terms, provisions, and obligations under the Credit Facility, and Notes issued under it, and under this 1/06 SA.

II. Agreements

In consideration of the above items and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree to the following terms and conditions:

A.    Defined Terms. Attached to this 1/06 SA is Appendix I, which contains definitions of some of the specific capitalized terms used in this 1/06 SA as well as in the Credit Facility (and any Notes or Security Instruments executed pursuant to the Credit Facility). Appendix I is incorporated by reference into this 1/06 SA for all purposes. The definitions in Appendix I shall control unless the context of the usage of a term requires a different definition. Terms not defined in this 1/06 SA (including Appendix I) or in the Credit Facility (and in any Notes or Security Instruments executed pursuant to the Credit Facility) that are defined in the Texas Uniform Commercial Code, as amended and effective as of January 1, 2006 (the AUCC@), have the meanings specified in the UCC, and the definitions specified in Article 9 of the UCC control in the case of any conflicting definitions in the UCC. The singular number includes the plural and vice versa. Captions of sections in this 1/06 SA do not limit the terms of those sections.

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B.    Security Interest. To secure the payment and performance of the Obligations (as that term is defined in Appendix I) by NGC and BHG under this 1/06 SA, (1) the Credit Facility (and any Notes or Security Instruments issued pursuant to it), (2) the multiple Collateral Assignments of Notes, Security Interests, and Membership Interests (the ACollateral Assignments@), (3) the multiple Commercial Pledge Agreements, and (4) BHG=s Guaranty (all of which are incorporated by reference into this 1/06 SA for all purposes), NGC and BHG grant to Lender a security interest (the ASecurity Interest@) in ALL ASSETS of NGC and BHG, including but not limited to the items of collateral described in the Schedule of Collateral, Notes, Security Interests, and Ownership Interests (the ASchedule@) that is attached to and incorporated in this 1/06 SA. This Security Interest is intended to extend to all products, accessions to, and cash and other proceeds of all of the assets of NGC and BHG, including but not limited to those items specifically described in the Schedule, all of which are collectively referred to in this 1/06 SA as the ACollateral.@ The Schedule may be executed in counterparts and shall bind NGC, BHG, and each and every Debtor that has executed any copy of the Schedule.

Notwithstanding the provisions of this Section or Section III(C), if NGC invests in a new subsidiary or acquires assets and the investment or acquisition is financed in whole or in part by a third party lender (and no proceeds of the Credit Facility are used by NGC to finance the investment or acquisition), then the ACollateral@ as defined above shall not include NGC=s ownership interest in the new subsidiary or the acquired assets. Lender agrees to file a UCC-3 terminating any security interest Lender would otherwise have in NGC=s ownership interest in the new subsidiary or the acquired assets and shall provide, upon the reasonable request of NGC or its third party lender, written confirmation that the Collateral for the Credit Facility does not include NGC=s ownership interest in the new subsidiary or the acquired assets.

The security granted under this 1/06 SA and under the terms of any and all Commercial Pledge Agreements, Collateral Assignments of Notes, Collateral Assignments of Membership Interests, or other security instruments executed and delivered at any time, now or in the future, pursuant to the terms of the Credit Facility shall secure the obligations and indebtedness described in the Credit Facility and this 1/06 SA and any and all future advances under them, whether arising by agreement between NGC and Lender or by operation of the provisions of any of the documents executed pursuant to the Credit Facility. All makers, borrowers, debtors, and assignors under any of the various Security Agreements, Commercial Pledge Agreements, Collateral Assignments of Notes, Collateral Assignments of Membership Interests, or other security instruments executed and delivered at any time, now or in the future, pursuant to the terms of the Credit Facility, waive any notice of any proposed or implemented future advance of credit by Lender to NGC or BHG and they agree that a security interest shall attach in the properties pledged pursuant to any of these instruments immediately upon the delivery or occurrence of any future advance under the Credit Facility without their express knowledge or consent.

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C.    Perfection by Possession. In addition to any Financing Statements that are required to be filed by Lender or that may at her option be filed, Lender or her designee shall have the right to maintain possession of the Collateral and any and all powers of attorney necessary to enforce her Security Interest in any or all of the Collateral until any and all amounts due under the Credit Facility and/or any other instrument or agreement between the Parties are paid in full and the instruments are all terminated.

III. Representations and Covenants

A.    Representations. NGC and BHG represent to Lender as follows:

1.    NGC (or its wholly or partially-owned subsidiaries) and BHG are the respective legal and beneficial owners of the Collateral, and BHG is the legal and beneficial owner of the IC-BH interest;

2.    to the best of NGC=s and BHG=s knowledge, no dispute, setoff, or counterclaim exists with respect to any part of the Collateral;

3.    the Collateral is owned by NGC and BHG, respectively, free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance, or security interest except as previously held by Lender or as created or permitted in this 1/06 SA, and except for any second lien or subordinated security interest on certain of the Collateral given in favor of *, which NGC and BHG both warrant and represent is secondary and subordinated to Lender= lien on the Collateral;

4.    the BHG Interest, as defined in Appendix I and as described in the Schedule, constitutes the entire ownership interest of NGC in BHG, and no other shares of capital stock in BHG have ever been issued to NGC or to any other person or entity since December 23, 1999;

5.    the IC-BH Interest, as defined in Appendix I and as described in the Schedule, constitutes the entire ownership interest of BHG in IC-BH, and no other Units in IC-BH have ever been issued to BHG, NGC, or to any other person or entity since December 23, 1999;

6.    there are no restrictions upon the transfer of any of the Collateral other than as set forth in the entities= respective Bylaws or Operating Agreement or as may appear on the face of any ownership certificates and as clearly disclosed by NGC to Lender in the Schedule;

7.    NGC and BHG have the full power, authority, and legal right to transfer their respective items of Collateral free of any encumbrances and without obtaining the consent of any other person or entity that has not already been obtained (except as provided in the Schedule);

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8.    except as provided in the Schedule, the execution and delivery of this 1/06 SA, the Schedule, the Collateral Assignments, the Credit Facility (and any Notes or Security Instruments executed pursuant to it), and the performance of their terms will not result in any violation of any provision of any applicable Bylaws or Operating Agreement or violate or constitute a default under the terms of any material agreement, material indenture or other instrument, license, judgment, decree, order, law, statute, ordinance, or other governmental rule or regulation applicable to NGC or to BHG or any of their respective property;

9.    this 1/06 SA and the Collateral Assignments are valid assignments of and create a valid first lien upon and security interest in the Collateral and the proceeds of the Collateral;

10.    NGC is organized under the laws of Nevada and its exact legal name is set forth in the opening paragraph of this 1/06 SA, and BHG is organized under the laws of Colorado and its exact legal name is set forth in the opening paragraph of this 1/06 SA;

11.    NGC does not conduct business under any other name (although it does have several wholly-owned subsidiaries that conduct business under their own names), and BHG does not conduct business under any other name; and

12.    BHG shall not vote any of its units in IC-BH or amend the Operating Agreement in any manner that would cause the IC-BH Interest or any part of it to be governed under Article 8 of the Colorado UCC, nor shall it vote any right, take any action, make any agreement, or suffer an other event that would diminish or impair the Security Interest granted to Lender under this 1/06 SA.

The representations set forth in items 1 through 12 of this Section shall be deemed given again whenever NGC and/or BHG deliver additional Collateral that may be required by this 1/06 SA.

B.    Covenants. NGC and BHG covenant to do the following:

1.    deliver to Lender and/or her designated agent any certificates or instruments that represent NGC=s interest in BHG and BHG’s interest in IC-BH or the Collateral, to notify any entity represented within the Collateral that a security interest has been granted to Lender, to obtain consent from IC-BH that a security interest in the IC-BH Interest has been granted to Lender, and to comply with any additional notice, consent, acknowledgement, waiver, or agreement requirements that may be set forth in the Schedule;

2.    deliver to Lender and/or her designated agent any certificates or instruments that represent NGC=s and/or its subsidiaries= interest in the ownership interests provided as Collateral, to notify any entity represented within the Collateral that a security interest has been granted to Lender, to obtain consent from each entity requiring consent that a security interest has been granted to Lender, and to comply with any additional notice, consent, acknowledgement, waiver, or agreement requirements that may be set forth in the Schedule or in the respective entity=s governing documents;

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3.    from time to time promptly execute and deliver to Lender all other assignments, certificates, proxies, entitlement orders, supplemental writings, and financing statements, and do all other acts and things that Lender may reasonably request in order to evidence the assignment and perfect and enforce the Security Interest granted in this 1/06 SA;

4.    promptly furnish to Lender or her attorney or agent with any and all information or writings that Lender or her attorney or agent may reasonably request concerning the Collateral;

5.    promptly notify Lender and her attorney of any claim, action, or proceeding affecting the Collateral or any part of the Collateral, and at the request of Lender, appear in and defend, at their own expense, the action or proceeding;

6.    notify Lender and her attorney immediately if either of them becomes aware of the occurrence of any event, fact, or condition that could become an Event of Default under this 1/06 SA or under the Credit Facility (or any Note issued pursuant to the Credit Facility);

7.    if an event of default occurs, then NGC and BHG, jointly and severally, shall promptly pay to Lender the amount of all court costs, actual attorneys’ fees, and expenses of litigation incurred by Lender in enforcing this 1/06 SA and the Credit Facility (or any Note or Security Instrument issued pursuant to the Credit Facility) and/or of BHG=s guaranty;

8.    if an Event of Default occurs and continues, promptly deliver all proceeds constituting part of the Collateral to Lender as and when first received by BHG or NGC;

9.    without the prior written consent of Lender, not agree to the release, termination, compromise, amendment, or adjustment of the membership interest of BHG in IC-BH, any distribution percentages with respect to its membership interest in IC-BH, the Collateral, or the Operating Agreement in any manner that is materially adverse to Lender; and

10.    not attempt to or actually sell, assign, or transfer the Collateral (other than the sale of furniture, fixtures, and equipment in the ordinary course of business) or the lien created by this 1/06 SA, nor create any other lien or security interest in, or otherwise encumber the BHG Interest or the IC-BH Interest or any of the Collateral, nor permit any of the Collateral to be or become subject to any financing statement, lien, attachment, execution, sequestration, or other legal or equitable process, nor any lien or encumbrance of any kind other than as permitted by this 1/06 SA.

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C.    Additional Liens. All references in this Section to ANGC@ expressly include BHG, and BHG may not grant a second or any other lien on any of the Collateral without complying with the provisions of this Section. Before NGC may place a second or any other lien on any or all of the Collateral in favor of anyone other than *, NGC must give Lender, through her counsel (*) and her financial advisor (*), formal written notice of the name of the proposed second or other lienholder (if known) and of the specific terms and conditions of the proposed loan transaction for which the second or other lien would be granted (including but not limited to the closing date, interest rate, principal amount, and maturity date), and Lender shall have seven business days from the date on which the notice is received by her to notify NGC of her desire to make the loan herself. NGC agrees to promptly provide Lender, through her counsel (*) and her financial advisor (*), with any documentation she requests related to the proposed transaction with the third party in order to assist her in making her decision. If Lender does not respond within seven business days, Lender shall be presumed to have declined to make the loan herself. NGC shall give Lender, through her counsel (*) and her financial advisor (*), informal notice of its intent or desire to obtain additional financing and grant a second or other lien on the Collateral as far in advance as is practicable, which is presumed to be approximately thirty days before the contemplated closing date of the transaction. NGC is not required to resubmit to Lender any financing resulting in a second or other lien if the closing date, interest rate, principal amount, and/or maturity date on the final loan transaction are equal or less favorable to Lender than the original terms proposed by NGC.

In the event NGC complies with this notice provision and is allowed to grant a second or other lien on the Collateral, NGC agrees that it must comply with all of the following provisions before it may grant an effective second or other lien on the Collateral:

1.    Any second or other lien given on the Collateral must be made expressly subordinate to Lender=s lien. NGC shall ensure that the paperwork documenting the transaction with the second or other lienholder properly notifies the second and/or other lienholder of the existence of Lender=s first lien and that the second and any other lienholder clearly acknowledges Lender=s existence and status as first lienholder on all of the Collateral and that the subsequent lienholder=s debt and security interest is subordinated to Lender.

2.    NGC shall ensure that the paperwork documenting the transaction with the second and any other lienholder clearly instructs the second and any other lienholder that it may not even attempt to collect or execute on the Collateral without first ensuring that the entire first lien balance is paid in full and all loan or credit transactions between NGC and Lender are completely terminated and are no longer in effect. The second and any other lienholder must be required to give notice of any default by NGC to NGC and Lender concurrently before the second or any other lienholder may exercise any collection efforts against the Collateral.

3.    NGC shall defend, at its own expense, against any claims by any lienholders other than Lender against the Collateral.

4.    NGC shall keep Lender=s counsel informed of the status of any second and any other lien and of any default or alleged default by NGC on the transaction secured in whole or in part by the second and/or other lien, and shall reimburse Lender for any and all attorney=s fees, court costs, and expenses incurred by Lender that Lender or her counsel deemed necessary to protect the Collateral within thirty days after the submission of an invoice for the fees or expenses to NGC by Lender=s counsel.

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5.    NGC shall provide Lender=s counsel with fully-executed copies of all documents related to any transaction giving any third party a second or other lien on any or all of the Collateral within three business days of the last signature date on the transaction or the date the transaction is funded, whichever is earlier.

6.    NGC has provided to Lender=s counsel copies of the fully-executed documents related to the transaction giving * a second lien and shall require him and his counsel to provide counsel for Lender (as set forth below) with copies of any and all notices, including but not limited to notice of default, that arise from or relate to any of his agreements with NGC that relate in any way to the second lien. NGC warrants and agrees that is has ensured that * agreement expressly and clearly states that his lien on the Collateral is subordinate to Lender=s lien and Security Interest.

D.    Perfection; Protection of Collateral; Indemnification. NGC shall cause the execution of any instrument reasonably necessary to carry out the terms of and its Obligations under this 1/06 SA or under the Credit Facility and any accompanying or related Promissory Note and/or Security Instrument. NGC shall cause any entity in which it has the right or power to produce an affirmative and effective act to execute guarantees, notes, and security instruments as reasonably necessary to carry out this 1/06 SA or the Credit Facility and to ensure the broadest and most effective security for Lender for all funds advanced under this 1/06 SA or under the Credit Facility. NGC shall bear the cost of perfection of all Security Interests granted under this 1/06 SA in any applicable or desirous jurisdiction as necessary to protect Lender, and, in addition, as may be directed by Lender or her attorney in her sole and exclusive discretion. NGC shall be the guarantor of the perfection of Security Interests under this 1/06 SA and no failure on the part of Lender to perfect shall inure to the benefit of NGC or any assignee, holder, or trustee in bankruptcy as any failure of this type shall be deemed the fault and to the prejudice of NGC and its estate. NGC shall execute any and all documents reasonably necessary to carry out the provisions of all of this 1/06 SA, the Credit Facility, and/or any Note or Security Instrument executed pursuant to the Credit Facility. NGC shall pay all costs and all actual attorneys= fees incurred by Lender in connection with this 1/06 SA or the Credit Facility, the execution of any documents under it, and the perfection of any Security Interests under it within ten days of presentation to it of these charges. NGC also agrees that it will use its best efforts to protect the Collateral; to prevent any loss, theft, substantial damage, destruction, sale, or encumbrance to or of any of the Collateral; and to defend against any actual or attempted levy, seizure, or attachment of or on any of the Collateral.

In the event Lender finds it necessary to take action to protect the Collateral against the actions of third parties or against any wrongful conduct of NGC, or in the event that Lender finds any failure by NGC to use its best efforts to protect the Collateral, NGC agrees that it shall indemnify Lender for any and all attorney=s fees, court costs, and any and all other expenses incurred in her efforts to protect the Collateral. NGC understands and agrees that it shall promptly pay Lender for any and all of these expenses and shall do so, from time to time, as reasonably necessary to fund and maintain the litigation so that Lender shall not be required to expend her own funds on this litigation while pending, In no event shall these attorney=s fees and expenses be paid later than thirty days after the date on which they are submitted to NGC.

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IV. Effects of and Remedies for an Event of Default

A.    Notice of Default. Lender is not required to provide NGC with any notice whatsoever of any Default by NGC or any failure of NGC to timely make any principal payment when due, save and except that Lender must give notice of a late interest payment before that late payment is deemed a Default as described in the Credit Facility or in any other applicable loan document. However, failure by Lender to give notice of any late interest payment to NGC does not relieve NGC of its obligation to make the payment or of the application of the default interest rate upon the failure to timely make the interest payment as provided in the Credit Facility.

B.    Adjustments and Distributions. If an Event of Default has occurred and continues, all payments and distributions of any nature pertaining to the Collateral shall be delivered to Lender to be applied toward payment of the Obligations. If any of the Collateral is converted into another type of property or if any money or other proceeds are paid or delivered to or for credit to the account of NGC or BHG as a result of either of their rights in the Collateral, all of that property, money, and other proceeds are part of the Collateral. After an Event of Default, NGC and BHG will immediately pay and deliver all property, money, and other proceeds of Collateral that either of them has or has received to Lender, and NGC and BHG shall take all other steps necessary to ensure Lender has control over the Collateral. In this event, and if Lender so requests, NGC and BHG will promptly endorse or assign all other property and proceeds to Lender and deliver to Lender all proceeds that require perfection by possession under the UCC and that Lender does not already have. If any of this property requires any additional security agreement, financing statement, or other writing to create or perfect a security interest in favor of Lender, NGC and BHG shall promptly execute and deliver or cause to be executed and delivered to Lender any document or instrument Lender deems is reasonably necessary or proper for those purposes. Lender shall not be liable for any error, omission, or delay occurring in the settlement, collection, or payment related to the IC-BH Interest or the Collateral or of any property or instrument received pursuant to this 1/06 SA.

C.    Remedies. If an Event of Default occurs and continues, in addition to any other rights and remedies that Lender may have under this 1/06 SA, under the UCC, or otherwise, Lender may, to the extent permitted by applicable law and at her discretion, and without notice to NGC or BHG except as specifically provided, take any one or more of the following actions without liability except to account for property actually received by her, and NGC and BHG agree that it is commercially reasonable for Lender, in her sole discretion, to do any of the following:

1.    cease making any further advances or loans to NGC or any of its related entities under the Credit Facility or any other instrument, and any obligation of Lender to make any further advances or loans to NGC shall terminate;

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2.    receive the income, property, and other distributions related to the Collateral and hold them or apply them to the Obligations in any order selected by Lender;

3.    exchange any of the Collateral for other property upon a reorganization, dissolution, or other readjustment and, in connection with the exchange, deposit any of the Collateral with any committee or depository upon any terms that Lender may determine;

4.    in her name, or in the name of NGC and/or BHG, demand, sue for, collect, or receive any money or property at any time payable with respect to any of the Collateral and, in connection with these efforts, endorse notes, checks, drafts, money orders, and other instruments in the name of NGC or BHG, as applicable;

5.    apply any cash held as Collateral to the Obligations and reduce her claim to judgment or foreclose or otherwise enforce the Security Interest, in whole or in part, by any available procedure;

6.    make any compromise or settlement deemed advisable with respect to any of the Collateral;

7.    renew, extend, or otherwise change the terms and conditions of any of the Collateral or the Obligations;

8.    take or release any other collateral as security for any of the Collateral or the Obligations;

9.    add or release any guarantor, endorser, surety, or other party to any of the Collateral or the Obligations;

10.    without demanding performance or making any other demand, advertisement, or notice of any kind (except the notice specified in the Credit Facility for the late payment of interest, and the notice specified below of public sale or private sale if required under the UCC) to or upon NGC and/or BHG (as applicable), or upon any other person (all of which are, to the extent permitted by law, expressly waived), immediately convert the Collateral or any part of it into cash, and sell or otherwise dispose of or, if appropriate, issue entitlement orders with respect to, or deliver the Collateral or any part of it or interest in it in one or more parcels at public or private sale or sales at Lender’s office or elsewhere, at any price and on any terms (including, without limitation, a requirement that any purchaser of any of the Collateral purchase the Collateral for investment without any intention to make any distribution of it) that she deems best, for cash or on credit, or for future delivery without assumption of any credit risk, with any purchaser to purchase the Collateral at any sale free from any right of equity of redemption in NGC or BHG (as applicable), and this right or equity is expressly waived and released by NGC and BHG;

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11.    request an appropriate court to appoint a receiver for the Collateral, or any part of it, and NGC and BHG, by their execution of this 1/06 SA, both consent to the appointment of a receiver; and

12.    exercise any other rights she may have under this 1/06 SA, under the UCC, or otherwise.

D.    Notification of Sale. Reasonable notification of the time and place of any public or private sale or disposition of the Collateral shall be sent to NGC and/or BHG (as applicable) and to any other person or entity entitled under law to notice; provided that if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Lender may sell, issue entitlement orders, or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind. NGC and BHG both agree that notice sent or given not less than seven calendar days prior to the taking of the action to which the notice relates is reasonable notice for purposes of this Section. The sale of any part of the Collateral shall not exhaust Lender’s power of disposition of any of the remaining Collateral. Lender is under no duty to exercise or withhold the exercise of any of the rights, powers, privileges, or options expressly or implicitly granted to Lender in this 1/06 SA, and Lender is not responsible for any failure to do so or delay in so doing.

E.    Enforcement of Rights. NGC and BHG agree that it is commercially reasonable for Lender to exercise her rights related to the Collateral in any manner and in any order Lender may determine. Nothing contained in this 1/06 SA requires Lender to sell all or any part of the Collateral or to collect, or attempt to collect, any sum payable by reason of the Collateral before Lender may assert liability and collect the Obligations, nor is Lender obligated to attempt to collect the Obligations before selling all or any part of the Collateral. Lender may, without foreclosing on the Collateral, collect and otherwise enforce on the Collateral or any proceeds of any Collateral all amounts owing under the Credit Facility (and/or under any Note or Security Instrument issued pursuant to the Credit Facility) or otherwise enforce all of NGC=s, BHG’s, or Lender’ rights under the Credit Facility or in any of the Collateral and apply those collections as provided in this 1/06 SA, or she may foreclose on the Collateral. Lender may hold funds as additional Collateral or may, at her discretion, apply them to the Obligations. Lender may attempt to collect from any person liable to NGC and/or BHG to deliver any proceeds related to the Collateral, by suit or otherwise, any sums due and to otherwise to enforce NGC and/or BHG’s rights regarding those proceeds.

F.    Power of Attorney.

1.    NGC appoints Lender (and her successors and assigns) as NGC’s attorney-in-fact (without requiring her to act in that capacity), with full power of substitution, to do any act that NGC is obligated to do by this 1/06 SA, including but not limited to the power to do the following: (a) endorse the name of NGC on all checks, drafts, money orders, or other instruments for the payment of monies that are payable to NGC and constitute collections of the Collateral; (b) execute in the name of NGC any schedules, assignments, instruments, documents, financing statements, applications for registration, and other papers to perfect, preserve, or enforce the Security Interest; (c) exercise all rights of NGC in the Collateral, save and except NGC=s voting rights, which pass to Lender only after an Event of Default has occurred and has not been timely cured by NGC; (d) make collections and execute all papers and instruments and do all other things it deems appropriate to preserve and protect the Collateral and to protect Lender’ interest in the Collateral; (e) release any party liable on the Collateral and to give receipts and acquittances and compromise disputes related to the Collateral; (f) release security for any Collateral; (g) make withdrawals from deposit accounts and other accounts with any financial institution, wherever located, into which proceeds from the Collateral may have been deposited and to apply those funds to the payment of the Obligations; and (h) do all acts and things and execute all documents in the name of NGC or otherwise, that Lender reasonably deems are necessary, proper, and convenient in connection with the preservation, perfection, and enforcement of her rights under this 1/06 SA. Lender is required to execute this Power of Attorney only for purposes proper under this 1/06 SA, the Credit Facility, and any Notes executed pursuant to this 1/06 SA for her benefit and she shall owe no other duty as agent when exercising these powers.

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2.    BHG appoints Lender (and her successors and assigns) as BHG’s attorney-in-fact (without requiring her to act in that capacity), with full power of substitution, to do any act that BHG is obligated to do by this 1/06 SA, including but not limited to the power to do the following: (a) endorse the name of BHG on all checks, drafts, money orders, or other instruments for the payment of monies that are payable to BHG and constitute collections of the Collateral; (b) execute in the name of BHG any schedules, assignments, instruments, documents, financing statements, applications for registration, and other papers to perfect, preserve, or enforce the Security Interest; (c) exercise all rights of BHG in the Collateral, save and except BHG=s voting rights, which pass to Lender only after an Event of Default has occurred and continues; (d) make collections and execute all papers and instruments and do all other things it deems appropriate to preserve and protect the Collateral and to protect Lender’ interest in the Collateral; (e) release any party liable on the Collateral and to give receipts and acquittances and compromise disputes related to the Collateral; (f) release security for any Collateral; (g) make withdrawals from deposit accounts and other accounts with any financial institution, wherever located, into which proceeds from the Collateral may have been deposited and to apply those funds to the payment of the Obligations; and (h) do all acts and things and execute all documents in the name of BHG or otherwise, that Lender reasonably deems are necessary, proper, and convenient in connection with the preservation, perfection, and enforcement of her rights under this 1/06 SA. Lender is required to execute this Power of Attorney only for purposes proper under this 1/06 SA, the Credit Facility, and any Notes executed pursuant to this 1/06 SA for her benefit and she shall owe no other duty as agent when exercising these powers.

All persons dealing with Lender shall be fully protected in treating the powers and authorities conferred by this Section as continuing in full force and effect until advised by Lender that all Obligations are finally paid. The powers and authority granted pursuant to this 1/06 SA are made for valuable consideration, are coupled with an interest, are irrevocable and non-terminable so long as any part of the Obligations is unpaid, and until NGC and BHG have fully and finally complied with all of the Obligations. These Powers of Attorney are durable and they shall not be affected by any act of NGC or BHG or any other person or by operation of law, including, without limitation, the dissolution, death, disability, or incompetency of any person. Lender agrees she will not exercise her powers as attorney-in-fact until an Event of Default.

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V. Default

A.    NGC and/or BHG will be in default of this 1/06 SA, the Credit Facility, and of each and every Note and Security Instrument executed pursuant to the Credit Facility if NGC fails in its performance of any duty imposed on it in the Credit Facility, or if any of the following happens (ADefault@ or AEvent of Default@):

1.    NGC fails to timely make any principal payment at maturity;

2.    on any funds obtained by NGC under the Credit Facility and then loaned by NGC to any third party or to any fully or partially-owned subsidiary of NGC (collectively, a Athird party@), if NGC is repaid any principal by a third party and NGC fails to repay to Lender the corresponding amount of principal it obtained under the Credit Facility within five business days of its receipt of the third party principal repayment, then NGC shall be in Default;

3.    Lender does not receive an interest payment on or before the fifth day after Lender gives notice to NGC of the late payment;

4.    NGC defaults under any loan, extension of credit, security agreement, purchase or sales agreement, contractual obligation, or any agreement in favor of any creditor or person (as Adefault@ is defined in that instrument and after giving effect to all applicable cure periods) and that default results in NGC owing, through default and/or acceleration, an amount in excess of $3 million;

5.    NGC defaults on its agreement and/or subordinated loan agreement with * dated on or about June 29, 2004;

6.    NGC fails to timely comply with the Obligations (other than those Obligations specifically identified in this Section);

7.    NGC breaches any covenant, representation, or warranty in this 1/06 SA, the Credit Facility, or in any other Note or Security Instrument executed pursuant to the Credit Facility, and NGC does not cure that breach within thirty days after the breach, and NGC agrees to give Lender prompt notice of the breach;

8.    NGC makes an assignment for the benefit of creditors, files for bankruptcy protection, is adjudicated insolvent, a receiver is appointed for any wholly or partially owned entity in which NGC is a member, partner, shareholder, or equitable holder of any type, or any involuntary proceeding is commenced against NGC under any bankruptcy or insolvency laws and that involuntary proceeding is not dismissed within sixty days after it is filed;

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9.    NGC grants or attempts to grant to any third party a lien on the Collateral without complying with the procedure and provisions in Section II(L) of the Credit Facility; and/or

10.    a final, non-appealable judgment in litigation or arbitration is entered against NGC where the total amount of the judgment, including actual damages, pre- and post-judgment interest, attorney=s fees, court costs, and/or punitive damage, exceeds $3 million.

B.    If an Event or Default occurs, then Lender shall have all of the rights and remedies available to her under the law as well as all of those set forth in the Credit Facility and in this 1/06 SA.

VI. Miscellaneous Provisions

A.    Notices. Any notice required or permitted by this 1/06 SA shall be effective if given in accordance with the provisions set forth in the Credit Facility.

B.    Duties of Lender. Lender’s duty regarding the Collateral at any time prior to full and final payment of all of the Obligations is solely to use reasonable care in the custody and preservation of the Collateral. Lender is deemed to have exercised reasonable care in the custody and preservation of the Collateral if the Collateral is accorded treatment substantially equal to that which Lender accords her own property. Lender has no responsibility for ascertaining or taking action with respect to fixing or preserving rights against prior parties to the Collateral, calls, conversions, exchanges, maturities, tenders, or other matters relative to any Collateral or for informing NGC or BHG of these matters regardless of whether Lender has or is deemed to have any knowledge of these matters. Lender is not required to take any steps necessary to preserve any rights in the Collateral against prior parties or to protect, perfect, preserve, or maintain any Security Interest given to secure the Collateral. Lender is not liable for her failure to use due diligence in the collection of the Obligations, or for her failure to give notice to NGC or BHG of default in the payment of the Obligations, or in the payment of or upon any security, whether pledged under this 1/06 SA or otherwise, nor for a decline in the market value of the Collateral.

C.    Indemnification. NGC and BHG both agree to indemnify and to hold Lender harmless, in the absence of Lender’s gross negligence or willful misconduct, from and against any loss, claim, demand, or expense (including attorneys’ fees) by reason, or in any manner related to, the Collateral or the foreclosure, sale, or other disposition and subsequent ownership of any part of the Collateral, including but not limited to (1) any claim that may arise because of any alleged breach of warranty concerning the Collateral; and (2) any claims that any transferee of an interest in IC-BH has any liability for existing or future obligations of IC-BH in excess of the transferee=s interest in IC-BH (a) through the terms of the Operating Agreement, (b) through the failure of NGC, BHG, or IC-BH to comply with the Operating Agreement, (c) through the failure of NGC, BHG, or IC-BH to comply with any state or federal statute, rule, regulation, order, or decree, or (d) due to Lender’s efforts to enforce payment of the Obligations or the Collateral, including expenses incurred in satisfying any applicable securities and banking laws.

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D.    Expenses. If an Event of Default under this 1/06 SA, the Credit Facility, or any Note or Security Instrument issued pursuant to the Credit Facility occurs, NGC and BHG, jointly and severally, shall promptly pay, upon demand, any and all actual attorney=s fees and out-of-pocket expenses incurred by Lender related to the Event of Default to the extent permitted by applicable law, but in no event shall these attorney=s fees and expenses be paid later than thirty days after the date on which they are submitted to NGC and/or BHG. Additionally, NGC and BHG, jointly and severally, shall promptly pay all costs, expenses, taxes, assessments, insurance premiums, court costs, actual attorneys’ fees, expenses of litigation, expenses of sales, and other similar and related expenses incurred by Lender to enforce her rights and remedies under this 1/06 SA, regardless of whether they are incurred before or after the occurrence of an Event of Default or incurred in connection with the perfection, preservation, or defense of the Security Interest, or the custody, protection, collection, repossession, enforcement, or sale of the Collateral. All of these expenses shall become part of the Obligations and shall bear interest at the Default Rate (as defined in the Credit Facility) from the date paid or incurred by Lender or her attorney until paid by NGC or BHG.

E.    Financing Statement. NGC and BHG both authorize Lender to file financing statements (and, if necessary or appropriate, sign NGC=s and BHG’s names, respectively, on financing statements to authenticate them) describing the Collateral. Lender shall be entitled, but not required, to file financing statements describing the assets as AALL ASSETS, including but not limited to the assets listed on the attached >Schedule of Collateral, Notes, Security Interests, and Ownership Interests,=@ or similar language, and to attach a copy of the Schedule to the financing statement. A carbon, photographic, or other reproduction of this 1/06 SA or a financing statement describing the Collateral with the attached Schedule shall be sufficient as a financing statement to the full extent permitted by applicable law.

F.    Further Assurances. NGC and BHG both agree to execute all other documents and instruments reasonably requested by Lender or her attorney to effectuate the intent of this 1/06 SA upon written request by Lender or her attorney after the date of this 1/06 SA.

G.    Amendment and Written Waiver. No waiver, modification, or alteration of any provision of this 1/06 SA, nor consent to any departure from the terms of it or from the terms of any other document, shall be effective unless it is in writing and signed by NGC, BHG, and Lender, and any executed waiver shall be effective only for the specific purpose and in the specific instance set forth in that document. Any document purporting to amend or modify this 1/06 SA shall be of no force or effect unless the document expressly states that it is intended to amend or modify the 1/06 SA and it is signed by all parties to this 1/06 SA. No waiver by Lender of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default nor shall the waiver be deemed to be a continuing waiver.

H.    Benefit. This 1/06 SA is binding upon and inures to the benefit of NGC, BHG, and Lender and their respective heirs, legal representatives, successors, and assigns, provided that neither NGC nor BHG may assign any rights, powers, duties, or obligations under this 1/06 SA without the prior written consent of Lender.

I.    Remedies Cumulative. All rights and remedies of Lender under this 1/06 SA are cumulative of each other and of every other right or remedy that Lender may otherwise have at law or in equity or under any other document for the enforcement of the Security Interest or the enforcement of any duties of NGC, BHG, or any other party liable in respect to the Obligations. The exercise by Lender of one or more rights or remedies shall not in any way affect her right to exercise any of her other rights or remedies, or to subsequently exercise the same rights or remedies in the future.

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J.    Course of Dealing. No course of dealing between NGC, BHG, and Lender, nor any failure or delay by Lender in exercising any of her rights, powers, or privileges under this 1/06 SA or under the Credit Facility shall operate as a waiver of any of Lender=s rights, powers, or privileges; nor shall any single or partial exercise of any right, power, or privilege under this 1/06 SA or the Credit Facility preclude any other or further exercise of that right, power, or privilege or the exercise of any other right, power or privilege.

K.    Severability. The invalidity of any one or more phrases, sentences, clauses, paragraphs, or sections of this 1/06 SA shall not affect the remaining portions of this 1/06 SA. If any one or more of the phrases, sentences, clauses, paragraphs, or sections contained in this 1/06 SA are invalid, or operate to render this 1/06 SA invalid, then this 1/06 SA shall be construed as if the invalid phrase or phrases, sentence or sentences, clause or clauses, paragraph or paragraphs, or section or sections had not been inserted.

L.    Satisfaction of Obligations. Upon the full and final satisfaction of all of the Obligations, as determined by Lender, this 1/06 SA shall terminate, and Lender shall deliver to NGC and to BHG, at their expense, the Collateral remaining in her possession that has not been sold or otherwise applied pursuant to this 1/06 SA, and Lender shall provide any other termination statements reasonably required by NGC and/or BHG, also at their expense.

M.    Governing Law. The substantive laws of the State of Texas govern the validity, construction, enforcement, and interpretation of this 1/06 SA unless the laws of the State of Texas require the application of the laws of another state. This 1/06 SA is performable in Montgomery County, Texas.

N.    Controlling Document. To the extent that this 1/06 SA conflicts with or is in any way incompatible with any other loan document concerning the Obligations that involves any loan of funds by Lender to NGC and/or BHG, this 1/06 SA shall control over any other document, and if this 1/06 SA does not address an issue, then each other loan document executed by Lender shall control to the extent that it deals most specifically with an issue.

O.    Incorporation of Other Documents. The Parties agree that (1) the Amended and Restated Credit Facility dated January 19, 2006, any Notes or Security Instruments issued pursuant to it; (2) the Schedule of Collateral, Notes, Security Interests, and Ownership Interests attached to the January 2006 Security Agreement; (3) the multiple Commercial Pledge Agreements; (4) the multiple Guarantees; and (5) the multiple Collateral Assignments of Notes, Security Interests, and Membership Interests dated January 19, 2006, are all incorporated by reference in this 1/06 SA for all purposes as if fully set forth at length, and that these documents are collectively referred to as the ACredit Facility Documents.@ The Credit Facility Documents are the final integration of the complete agreement between the Parties regarding the grant of a Credit Facility by Lender to NGC. All prior agreements, representations, negotiations, and offers are merged into the terms of the Credit Facility Documents, although no preexisting rights or remedies of Lender, including but not limited to perfection of security interests in any Collateral, under the June 29, 2004, Credit Facility and Amended and Restated Security Agreement are intended to be extinguished by the merger of the Credit Facility Documents. The Credit Facility Documents completely express the entirety of the agreement between the Parties.

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The parties have executed this instrument to be effective as of January 19, 2006.

Maker:		Guarantor:

Nevada Gold & Casinos, Inc.		Black Hawk Gold, Ltd.

By:	/s/ H. Thomas Winn	By:	/s/ H. Thomas Winn
	H. Thomas Winn, Chief Executive Officer		H. Thomas Winn, President
	3040 Post Oak Blvd., Suite 675		3040 Post Oak Blvd., Suite 675
	Houston, Texas 77056-6588		Houston, Texas 77056-6588

Secured Party:

/s/ Lender

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APPENDIX I
TO THE JANUARY 2006 SECURITY AGREEMENT

Between Nevada Gold & Casinos, Inc., Black Hawk Gold, Ltd.,
and Lender, dated January 19, 2006

Definitions

The ABHG Interest@ means all of NGC’s ownership interest in BHG, which is represented by certificate no. 1 in the amount of 1,000 shares of common stock in BHG, dated May 15, 1997, and issued to NGC, and which constitute all of the shares of capital stock issued to any person or entity by BHG.

AIC-BH@ means Isle of Capri Black Hawk, L.L.C., a Colorado limited liability company.

The AIC-BH Interest@ means all of BHG’s ownership interest in IC-BH, and all of NGC=s ownership interest in BHG, and represented by the following certificates representing Units and shares of common stock as follows:

IC-BH Certificate No. 8 for 360 Units dated February 16, 1998, issued to BHG;
IC-BH Certificate No. 10 for 40 Units dated February 16, 1998, issued to BHG;
IC-BH Certificate No. 11 for 30 Units dated August 17, 1998, issued to BHG; and
BHG Certificate No. 1 for 1,000 shares of common stock dated May 15, 1997, issued to NGC.

The IC-BH Units issued to BHG and described above constitute all of the Units issued by IC-BH to BHG.

AObligations@ means any and all of the duties, responsibilities, and obligations of NGC and BHG under the Credit Facility, the Collateral Assignment, and this 1/06 SA, and to repay all amounts advanced by Lender pursuant to the Credit Facility and this 1/06 SA, and to pay the expenses described in Sections III(C)(4), III(D), and VI(D) of the 1/06 SA, and the obligations of NGC and/or BHG:

(a) to pay the principal of, interest on, and any other indebtedness arising from the Credit Facility in accordance with its terms, and all valid renewals, extensions, modifications, and amendments of the Credit Facility or any part of it, and any future advances made pursuant to the Credit Facility;

(b) to repay to Lender all amounts advanced by Lender under the Credit Facility to or on behalf of NGC;

(c) to comply with and to perform fully all of the terms and provisions of this 1/06 SA, the Collateral Assignment, and the Credit Facility;

(d) to reimburse Lender for all of Lender’s actual expenses and costs that NGC and BHG are obligated to pay, jointly and severally, pursuant to the terms of this 1/06 SA or the Credit Facility, excluding interest and principal payment obligations, within the time provided for payment; and

(e) to provide to Lender the security and Collateral described in the Collateral Assignment, the Credit Facility, and this 1/06 SA.

AOperating Agreement@ means the Isle of Capri Black Hawk, L.L.C. Amended and Restated Operating Agreement and any and all amendments to it.